Exhibit 99.1

Alta Mesa Holdings, LP closes

sale of alta mesa eagle, llc

Houston, Texas – October 2, 2015 – Alta Mesa Holdings, LP announced that the Company has closed the previously announced sale of its subsidiary Alta Mesa Eagle, LLC which owns certain oil and gas producing properties in the Eagle Ford Shale area and other assets, to EnerVest, Ltd and its affiliates. Net proceeds from the sale transaction were used to pay down the Company’s senior credit facility. After giving effect to the sale and repayment, the borrowing base under the Company’s senior credit facility was reduced to $255 million and the amount drawn was approximately $158 million.  Additional details related to this transaction can be found in Alta Mesa’s associated Form 8-K filed with the Securities and Exchange Commission which is available on the Company’s website at www.altamesa.net.

Alta Mesa Holdings, LP is a privately held company engaged in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays where we identify a large inventory of drilling, development, and enhanced recovery and exploitation opportunities in known resources. We maximize the profitability of our assets by focusing on advanced engineering analytics, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer: This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, including with respect to certain plans and objectives of the Company, the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa’s: business strategy; reserves; financial strategy, liquidity and capital required for our development program; realized oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; competition and government regulations; marketing of oil and natural gas; leasehold or business acquisitions; timing of payments; costs of developing our properties; general economic conditions; credit markets; liquidity and access to capital; uncertainty regarding our future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks.  Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Alta Mesa may issue. For a further list and description of such risks and uncertainties, see the Alta Mesa’s periodic reports filed with the U.S. Securities and Exchange Commission. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.altamesa.net or on request from Alta Mesa.  Except as otherwise required by applicable law, Alta Mesa disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

FOR MORE INFORMATION CONTACT: Lance L. Weaver at (281) 943-5597 lweaver@altamesa.net